China Automotive Systems Reports
2008 Second Quarter Results

- Net Sales reached historical high US$46.5 million; Gross Margin 31%; Net Income grew 93% YoY -

WUHAN, Hubei, China, August 12, 2008 -- China Automotive Systems, Inc. (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced financial results for the second quarter ended June 30, 2008.

2008 Second Quarter Highlights:

•	Net sales increased to a quarterly record US$46.5 million, reflecting 28.1% year-over-year growth;
•	Net sales from steering components for passenger and light-duty vehicles increased to US$ 28.7 million, reflecting a 25.9% year-over-year growth;
•	Net sales from steering components for commercial vehicles increased to US$ 13.6 million, reflecting a 36.6% increase year-over-year;
•	Net income was US$4.7 million, reflecting 93.2% year-over-year growth; and
•	Diluted earnings per share was US$0.18, reflecting 80% year-over-year growth

CAAS reported net sales of $46.5 million for the second quarter ended June 30, 2008, the highest sales for nay quarter in the Company’s history. This sales result compared with $36.3 million in the same period in 2007, and $41.5 million for the first quarter of 2008, reflecting a 28.1% year-over-year growth and a 12.2% quarter-over-quarter growth, respectively. Net income for the second quarter of 2008 was $4.7 million, or $0.18 per fully diluted share, as compared with $2.5 million, or $0.10 per fully diluted share, in the same period a year ago, and $4.4 million, or $0.18 per fully diluted share for the first quarter of 2008, reflecting over 93.2% year-over-year and 6.8% quarter-over-quarter net income growth, respectively.

Second quarter net sales for 2008 from steering products for passenger and light-duty vehicles increased by 25.8% year-over-year to $28.7 million as compared with $22.8 million reported in the same period for 2007. Net sales from steering products for commercial vehicles for the second quarter of 2008 increased to $13.6 million, a 36.6% year-over-year gain compared with the $9.9 million reported in the same period for 2007. Net sales from oil pumps and sensors for the second quarter of 2008 increased to $4.0 million as compared with $3.5 million reported in the same period for 2007, reflecting a 14.4% year-over-year growth.

"We closed our slow season with a high note as we continue to outpace our market growth and win accounts from our competitors. While we continue to expand market share among Chinese domestic branded auto makers, we are also increasingly pursing businesses from European joint venture auto makers in China, We now have two major European auto powerhouses, Volkswagen and Peugeot, in our customer list for domestic China market. As we strive to increase the shipment to those OEMs, our next target is American auto makers.'' said Mr. Qizhou Wu, Chief Executive Officer of China Automotive Systems.

Gross profit for the second quarter of 2008 increased to $14.4 million as compared with $12.1 million reported in the same period for 2007, and $12.2 million for the first quarter of 2008, reflecting a 20% year-over-year increase and a 18% quarter-over-quarter increase, respectively. Gross margin increased to 31.1% in the second quarter from 29.5% in the first quarter of 2008. Operating income for the second quarter of 2008 was $5.5 million as compared with $5.9 million reported in the same period for 2007 and $ 6.8 million for the first quarter of 2008. Lower operating income was mainly due to higher general and administrative expenses from a number of non-recurring expenses such as higher professional fees due to the issuance of the $35 million convertible note and Henglong acquisition.

Net income was $4.7 million as compared to $2.5 million, in the second quarter of 2007, reflecting a 93.2% year over year increase. The earnings per share on a fully diluted basis in the second quarter of 2008 were $0.18 as compared to $0.10 in the same period of 2007, reflecting an 80% year over year increase. Weighted average diluted earnings per share are adjusted for 28.8 million shares in the 2008 second quarter from the convertible debt issued in 2008 compared with almost 24 million in the same quarter in 2007. The increased second quarter net income was largely due to the acquisition of Henglong minority interest and an income tax refund benefit for domestic equipment purchased. The Company also received tax refund from government in the same period of last year.

Total cash and cash equivalents as of June 30, 2008 were $28.4 million as compared with $19.5 million as of December 31, 2007. Stockholder's equity increased to $77.4 million as of June 30, 2008 from $67.2 million as of December 31, 2007. Working capital reached almost $70 million. Total account and notes receivables were $104.3 million reflecting higher sales. Note receivables, which are guaranteed bank payment from customers, were $ 44.1 million as of June 30, 2008. Property, plant equipment increased to $49 .3 million as China Automotive Systems’ machinery and equipment rose by $6.6 million since December 31, 2007. The long-term convertible note payable is valued at $32.7 million.

Mr. Qizhou Wu, Chief Executive Officer of China Automotive Systems, stated, "After winning the FAW Volkswagen contract last year, we are excited to enter another European automakers' auto parts purchasing system in China. After an almost three-year evaluation, Peugeot has approved the performance and quality of our products to be installed in their flagship vehicles in China. We will continue to focus on broadening our product offerings and maintaining high-quality standards to win key contracts from major automakers in China.''

Mr. Jie Li, Chief Financial Officer, stated, “While global and Chinese auto and auto parts markets are experiencing pressure from higher raw material prices and lower average selling prices, we have incorporated a series of efficiency measures to optimize our manufacturing facilities while providing growth. Also, since the first quarter, the unit cost of commercial vehicles steering gear increased, due to the sharp rise of the price of steel, its main raw material. We also successfully negotiated with our customers and raised the selling price of commercial vehicles steering gear. As a result, we maintained our gross margin over 30%.''

Recent Development

On July 7th, CAAS announced that its key subsidiary, Jingzhou Henglong Automotive Parts Co. (''Henglong''), has signed a supply agreement with Dongfeng Peugeot Citroen Automobile Co. Ltd. (''DPCA''). Beginning from July, Henglong will ship 3000 units of power steering gears per month to DPCA for its Dongfeng Peugeot 206 model. DPCA and Henglong are also in the process of finalizing commercial orders for two other models -- Dongfeng Elysee R23 and Dongfeng Picasso N68.

China Automotive Systems announced that it received all the $35 million from a previously announced private placement transaction with Lehman Brothers for $30 million and with YA Global Investments, L.P., which is managed by Yorkville Advisors, LLC, for $5 million. The proceeds are planned to support the Company's acquisitions, capital expenditures for expansion and working capital for future growth. The Company also announced that the previously announced acquisition of an additional 35.5% of Henglong Automotive Parts Company was approved by the local Ministry of Commerce of the People's Republic of China in Jingzhou, Hubei Province, China. With this transaction completed, China Automotive Systems now owns 80% of Henglong, and this transaction will be accretive to net earnings in 2008.

Conference Call

Management will conduct a conference call on Tuesday, August 12 at 8:00 a.m. Eastern Daylight Time to discuss these results. A question and answer session will follow management's presentation.

To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the China Automotive Systems conference call:

Phone Number: +1-877-407-9205 (North America)

Phone Number: +1-201-689-8054 (International)

In addition, the conference call will be broadcast live over the Internet at: http://www.caasauto.com .

Please go to the web site at least 15 minutes early to register, download and install any necessary software.

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 PM Eastern Daylight Time on Tuesday, August 26, 2008. The dial-in details for the replay are: U.S. Toll Free Number +1-877-660-6853, International dial-in number +1-201-612-7415; using Account "286" and Conference ID "293370" to access the replay. The internet audio stream will also be available until 11:59 pm Eastern Daylight Time on Tuesday, August 26 at 11:59 PM EDT.

About CAAS

Based in Hubei Province, People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through seven Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers 4 separate series of power steering and 307 models of power steering with an annual production capacity of 1.1 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers such as China FAW Group, Corp., Donfeng Auto Group Co., Ltd., Brilliance China Automotive Holdings Ltd., Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd., etc. For more information, please visit: http://www.caasauto.com

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition and the impact of acquisitions on its financial performance. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products, pricing and new technology; changes in demand for the Company's products; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, delays and cost overruns related to developing and opening new production facilities; and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

China Automotive Systems, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,
	2008	2007
Net product sales, including $747,405 and $1,173,244 to related parties for the three months ended June 30, 2008 and 2007	$46,508,340	$36,312,338
Cost of product sold, including $2,651,000 and $1,414,954 purchased from related parties for the three months ended June 30, 2008 and 2007	32,045,336	24,218,532
Gross profit	14,463,004	12,093,806

Add: Gain on other sales	117,710	147,993
Less: Operating expenses-
Selling expenses	2,936,835	2,813,166
General and administrative expenses	4,151,633	2,080,578
R&D expenses	563,295	468,517
Depreciation and amortization	1,451,064	935,173
Total Operating expenses	9,102,827	6,297,434
Income from operations	5,477,887	5,944,365
Add: Other income, net	-	-
Financial income (expenses) net	(464,988)	(16,495)
Gain (loss) on change in fair value of derivative	995,153	-
Income before income taxes	6,013,900	5,927,870
Less: Income tax expenses (benefits)	(415,458)	1,067,535
Income before minority interests	6,429,358	4,860,335
Less: Minority interests	1,685,003	2,405,181
Net income	$4,744,355	$2,455,154
Net income per common share-
Basic	$0.19	$0.10
Diluted	$0.18	$0.10
Weighted average number of common shares outstanding -
Basic	24,880,071	23,959,702
Diluted	28,834,380	23,962,153

	Three Months Ended June 30,
	2008	2007
Net income	$4,744,355	$2,455,154
Other comprehensive income:
Foreign currency translation gain	2,350,934	1,265,553
Comprehensive income	$7,095,289	$3,720,707

	Six Months Ended June 30,
	2008	2007
Net product sales, including $2,798,487 and $2,075,828 to related parties for the six months ended June 30, 2008 and 2007	$87,975,383	$64,695,730
Cost of product sold, including $4,603,390 and $2,466,434 purchased from related parties for the six months ended June 30, 2008 and 2007	61,300,009	43,410,018
Gross profit	26,675,374	21,285,712
Add: Gain on other sales	251,900	260,087
Less: Operating expenses-
Selling expenses	5,412,176	4,406,812
General and administrative expenses	5,767,783	3,589,605
R&D expenses	738,973	587,982
Depreciation and amortization	2,745,791	1,828,424
Total Operating expenses	14,664,723	10,412,823
Income from operations	12,262,551	11,132,976
Add: Other income, net	199,459	38,462
Financial income (expenses) net	(438,447)	(411,492)
Gain (loss) on change in fair value of derivative	995,153	-
Income before income taxes	13,018,716	10,759,946
Less: Income tax expenses	408,937	2,361,615
Income before minority interests	12,609,779	8,398,331
Less: Minority interests	3,435,250	4,300,076
Net income	$9,174,529	$4,098,255
Net income per common share-
Basic	$0.37	$0.17
Diluted	$0.36	$0.17

Weighted average number of common shares outstanding -
Basic	24,422,429	23,948,950
Diluted	27,394,392	23,956,740

	Six Months Ended June 30,
	2008	2007
Net income	$9,174,529	$4,098,255
Other comprehensive income:
Foreign currency translation gain	4,734,820	1,265,553
Comprehensive income	$13,909,349	$5,363,808

China Automotive Systems, Inc.
Condensed Consolidated Balance Sheets

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,431,206	$19,487,159
Pledged cash deposits	4,356,164	4,645,644
Accounts and notes receivable, net, including $989,921 and $1,869,480 from related parties at June 30, 2008 and December 31, 2007, net of an allowance for doubtful accounts of $3,460,274 and $3,827,838 at June 30, 2008 and December 31, 2007	104,331,962	82,022,643
Advance payments and other, including $502,729 and $55,323 to related parties at June 30, 2008 and December 31, 2007	2,459,167	922,578
Inventories	26,210,406	20,193,286
Total current assets	$165,788,905	$127,271,310
Long-term Assets:
Property, plant and equipment, net	$49,349,170	$46,585,041
Intangible assets, net	605,548	589,713
Other receivables, net, including $499,595 and $638,826 from related parties at June 30, 2008 and December 31, 2007, net of an allowance for doubtful accounts of $1,157,549 and $652,484 at June 30, 2008 and December 31, 2007	898,728	888,697
Advance payments for property, plant and equipment, including $2,881,471 and $1,560,378 to related parties at June 30, 2008 and December 31, 2007.	9,454,039	6,260,443
Long-term investments	78,727	73,973
Deferred income tax assets	1,801,170	1,315,510
Total assets	$227,976,287	$182,984,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loans	$7,289,586	$13,972,603
Accounts and notes payable, including $1,028,014 and $1,134,817 to related parties at June 30, 2008 and December 31, 2007	60,059,051	47,530,383
Customer deposits	600,163	135,627
Accrued payroll and related costs	2,819,597	2,664,464
Accrued expenses and other payables	13,714,500	14,938,055
Accrued pension costs	4,016,853	3,622,729
Taxes payable	7,077,652	9,080,493
Amounts due to shareholders/directors	250,820	304,601
Total current liabilities	$95,828,222	$92,248,955
Long-term liabilities:
Advances payable	355,665	334,600
Derivative liabilities	927,047	—
Convertible notes payable, net	32,678,740	—
Total liabilities	$129,789,674	$92,583,555
Minority interests	$20,769,924	$23,166,270
Related Party Translations
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value - Authorized - 20,000,000 shares, Issued and outstanding - None	$—	$—
Common stock, $0.0001 par value - Authorized - 80,000,000 shares
Shares Issued and Outstanding - 26,983,244 shares and 23,959,702 shares at June 30, 2008 and December 31, 2007, respectively	2,698	2,396
Additional paid-in capital	26,398,126	30,125,951
Retained earnings-
Appropriated	7,525,777	7,525,777
Unappropriated	32,765,804	23,591,275
Accumulated other comprehensive income	10,724,284	5,989,463
Total stockholders' equity	$77,416,689	$67,234,862
Total liabilities and stockholders' equity	$227,976,287	$182,984,687

China Automotive Systems, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$9,174,529	$4,098,255
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Minority interests	3,435,250	4,300,076
Stock-based compensation	95,400	-
Depreciation and amortization	4,766,575	3,440,985
Allowance for doubtful accounts (Recovered)	218,515	(107,765)
Deferred income taxes assets	(398,551)	-
Amortization for discount of convertible note payable	181,328	-
Gain (loss) on change in fair value of derivative	(995,153)	-
Other operating adjustments	(4,203)	5,622
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged deposits	602,009	734,198
Accounts and notes receivable	(16,249,120)	(11,092,496)
Advance payments and other	(1,444,927)	(280,899)
Inventories	(4,680,059)	(1425194)
Increase (decrease) in:
Accounts and notes payable	9,349,207	3,825,270
Customer deposits	456,276	116,009
Accrued payroll and related costs	(13,849)	457,740
Accrued expenses and other payables	(699,033)	(537,559)
Accrued pension costs	155,338	68,177
Taxes payable	(2,591,573)	1,520,988
Advances payable	(2,876)	-
Net cash provided by (used in) operating activities	$2,753,149	$5,123,407
Cash flows from investing activities:
(Increase) decrease in other receivables	(408,139)	(34,753)
Cash received from equipment sales	96,317	146,412
Cash paid to acquire property, plant and equipment	(7,573,715)	(6,064,201)
Cash paid to acquire intangible assets	(101,601)	(28,717)
Cash paid for the acquisition of 35.5% of Henglong	(10,000,000)	-
Net cash (used in) investing activities	$(17,987,138)	$(5,981,259)
Cash flows from financing activities:
(Decrease) in proceeds from bank loans	(7,564,564)	(4,156,545)
Dividends paid to the minority interest holders of Joint-venture companies	(4,697,780)	(4,377,448)
(Decrease) in amounts due to shareholders/directors	(82,610)	100
Proceeds from issuance of common stock	-	1,145,500
Proceeds from issuance of convertible note payable	35,000,000	-
Net cash provided by (used in) financing activities	$22,655,046	$(7,388,393)
Cash and cash equivalents effected by foreign currency	$1,522,990	$455,351
Net increase (decrease) in cash and cash equivalents	8,944,047	(7,790,894)
Cash and cash equivalents at beginning of period	19,487,159	27,418,500
Cash and cash equivalents at end of period	$28,431,206	$19,627,606

For further information, please contact:
Jie Li
Chief Financial Officer
China Automotive Systems
Email: jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling Global
Tel: +1-646-284-9409
Email: ktheiss@hfgcg.com